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                                                                    EXHIBIT 23.6



                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in the amendment No. 2 to the registration statements (No. 333-3890 and 333-3890-01) on Form S-3 of Highwoods Properties, Inc. and Highwoods/Forsyth Limited Partnership of our report dated February 21, 1995, with respect to the combined financial statements of Southeast Realty Corp., AP Southeast Portfolio Partners, L.P. and AP Fontaine III Partners, L.P. for the year ended December 31, 1994, and of our report dated February 10, 1995, on the financial statements of AP Fontaine III Partners, L.P. for the period from October 28, 1993 (date of inception) to December 31, 1993, which report appears in the Form 8-K/A of Highwoods Properties, Inc. dated April 29, 1996, as amended on June 3, 1996 and June 18, 1996. We also consent to the reference to our firm under the heading "Experts" in the prospectus that is part of the registration statement (Nos. 333-3890 and 333-3890-01).



DELOITTE & TOUCHE, LLP


Dallas, Texas
June 18, 1996